Exhibit 99.1

Lending Club Appoints John Mack as Director

Former Morgan Stanley Chairman and CEO joins credit platform’s Board of Directors

SAN FRANCISCO – April 12, 2012 – Lending Club (http://www.lendingclub.com), the leading platform for investing in and obtaining personal loans, announced today that Mr. John J. Mack has joined the company’s board of directors. Mr. Mack will combine his position as Lending Club’s Director with his existing roles as Chairman Emeritus of Morgan Stanley and Senior Adviser to KKR. The announcement comes on the heels of Lending Club reaching half a billion dollars in originations in February and commencing a new $1 billion dollar notes offering on Tuesday of this week.

“Lending Club has created an innovative platform that provides investors with low-cost access to high-quality consumer credit assets, and at the same time makes credit more affordable to consumers,” said Mack. “This is a winning combination and I am truly excited to serve on the company’s board.”

Mack, who first joined Morgan Stanley in 1972 as a bond trader, rose steadily to positions of increasing responsibilities to manage the firm’s fixed income division from 1985 to 1992 and eventually serve as the company’s CEO from 2005 to 2010, and as chairman from 2005 to 2011. Mack is credited for steering Morgan Stanley through the financial crisis, maintaining the firm’s independence and overseeing the firm’s conversion to a bank holding company. Mack also served as CEO of Credit Suisse First Boston from 2001 to 2005.

“We are thrilled to welcome John to our Board,” said Lending Club CEO Renaud Laplanche. “John has an unparalleled track record building financial firms; his inspirational leadership and wealth of experience will help propel Lending Club to the next phase of our evolution.”

Lending Club continues its unprecedented growth, now surpassing $580 million in cumulative loan originations and adding over $40 million a month in new loans. By focusing on high credit quality borrowers, Lending Club has generated 19 consecutive quarters of positive returns for investors. The company’s wholly-owned subsidiary LC Advisors, an SEC Registered Investment Advisor, has launched two funds in the last year and now has over $100 million in assets under management.

Mack joins Laplanche and investors Jeff Crowe of Norwest Venture Partners, Daniel Ciporin of Canaan Partners and Rebecca Lynn of Morgenthaler Ventures on Lending Club’s board of directors.

About Lending Club

Lending Club utilizes technology and innovation to reduce the cost of traditional lending and offer borrowers better rates and investors better returns. Founded in 2006 and based in San Francisco, CA, Lending Club has been recognized for its results and innovation by the Harvard Business Review and Dow Jones, was named one of Forbes’ America’s Most Promising Companies in 2011 and recognized as a 2012 World Economic Forum Technology Pioneer. More information is available at: http://www.lendingclub.com.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

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Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Some of the statements in this above are

“forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Past performance is no guarantee of future results. Investments may lose value over time and no return is guaranteed. Currently only residents of the following states may invest in Lending Club notes: CA, CO, CT, DE, FL, GA, HI, ID, IL, KY (accredited investors), LA, ME, MN, MO, MS, MT, NH, NV, NY, RI, SC, SD, UT, VA, WA, WI, WV, or WY.

Press Contact:

Katherine Madariaga

Atomic PR

415-593-1400

Katherine (at) atomicpr.com